UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2007

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Our Chief Executive Officer and President, Armando Anido, and our Chief Financial Officer, James Fickenscher, will present to various investors in September 2007. A copy of the presentation materials is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Mr. Anido is scheduled to give this presentation at 8:35 a.m. on Thursday, September 6, 2007 at the 2007 Thomas Weisel Partners Healthcare Conference (the “Conference”) to be held September 5 through September 7, 2007 at the Four Seasons Hotel in Boston, MA.

An audio feed of the presentation at the Conference will be simultaneously webcast on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about October 7, 2007. The presentation materials will also be available on Auxilium’s web site until on or about October 7, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, and Jim Fickenscher, the Company’s Chief Financial Officer, during presentations in the month of September 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 6, 2007	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, and James Fickenscher, the Company’s Chief Financial Officer, during presentations in the month of September 2007.